EXHIBIT 99.2

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed statement of operations for the year ended December 31, 1999, and the unaudited pro forma combined condensed balance sheet as of December 31, 1999 give effect to the VST acquisition as if it had occurred on (i) January 1, 1999 in the case of the statement of operations and (ii) December 31, 1999 in the case of the balance sheet. These unaudited pro forma combined condensed financial statements are based upon the historical financial information of VST appearing elsewhere in this Form 8-K/A and of SmartDisk included in its Annual Report on Form 10-K for the year ended December 31, 1999.

         The VST acquisition has been accounted for as a purchase business combination for financial accounting purposes. The total purchase price of the acquisition was allocated to the tangible and intangible assets and liabilities of VST based upon their respective fair values as of the date of the closing of the acquisition, pending final determination of certain acquired balances. In the opinion of management, the appropriate adjustments have been made to the historical financial statements which are necessary to fairly present the pro forma combined condensed financial statements. These pro forma adjustments are described in the notes accompanying these unaudited pro forma combined condensed financial statements. These unaudited pro forma combined condensed financial statements are provided for information purposes only and do not purport to represent what our results of operations or financial position would actually have been had the transactions in fact occurred at such dates or to project our results of operations or financial position at or for any future date or period.

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

                              SMARTDISK CORPORATION

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                 HISTORICAL
                                                    -------------------------------------
                                                       SMARTDISK               VST               PRO FORMA            PRO FORMA
                                                    CORPORATION(1)       TECHNOLOGIES(2)        ADJUSTMENTS            COMBINED
                                                    ----------------     ----------------     -----------------     ---------------
ASSETS
Current assets:
     Cash, cash equivalents and short-term
       investments................................... $     45,720         $        797         $     (16,434)(a)     $    30,083
     Restricted cash.................................        1,050                    -                     -               1,050
     Accounts and notes receivable, net..............       10,168               11,178                     -              21,346
     Inventories, net................................        1,475               10,799                     -              12,274
     Other current assets............................        1,353                  166                     -               1,519
     Deferred tax asset..............................            -                1,485                     -               1,485
                                                      ------------         ------------         -------------         -----------
Total current assets.................................       59,766               24,425               (16,434)             67,757
Property and equipment, net..........................        2,623                1,288                     -               3,911
Goodwill and other intangible assets, net............          883                    -                93,167 (a)          94,050
Deposits and other assets............................          172                    -                     -                 172
                                                      ------------         ------------         -------------         -----------
Total Assets......................................... $     63,444         $     25,713         $      76,733         $   165,890
                                                      ============         ============         =============         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable................................ $      5,330         $      9,122         $           -         $    14,452
     Bank line of credit and discounted notes........        4,894                4,500                     -               9,394
     Other accrued liabilities.......................        2,015                1,624                 2,975 (a)           6,614
     Income taxes payable............................        1,110                1,448                     -               2,558
     Deferred revenue................................          308                    -                     -                 308
                                                      ------------         ------------         -------------         -----------
Total current liabilities............................       13,657               16,694                 2,975              33,326

Deferred income taxes and other......................            -                    5                13,680 (a)          13,685

Redeemable convertible preferred stock...............            -               11,974               (11,974)(a)               -

Stockholders' equity (deficit):                                                                            (1)(a)
     Common stock....................................           16                    1                     1 (a)              17
     Capital in excess of par value..................       71,247                  744                  (744)(a)         140,338
                                                                                                       69,091 (a)
     Treasury stock, at cost.........................          (58)                   -                     -                 (58)
     Accumulated other comprehensive income..........          712                    -                     -                 712
     Notes receivable from officers/employees........         (388)                   -                     -                (388)
     Accumulated deficit.............................      (21,742)              (3,705)                3,705 (a)         (21,742)
                                                      ------------         ------------         -------------         -----------
Total stockholders' equity (deficit).................       49,787               (2,960)               72,052             118,879
                                                      ------------         ------------         -------------         -----------
Total Liabilities and Stockholders' Equity........... $     63,444         $     25,713         $      76,733         $   165,890
                                                      ============         ============         =============         ===========

--------------------
(1)     Represents the balance sheet for SmartDisk as of December 31, 1999.

(2) Represents the balance sheet for VST, which we acquired on March 6, 2000, as of December 31, 1999.

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

                              SMARTDISK CORPORATION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              HISTORICAL
                                                      SMARTDISK            VST            PRO FORMA         PRO FORMA
                                                   CORPORATION(1)    TECHNOLOGIES(2)     ADJUSTMENTS        COMBINED
REVENUES
     Product sales..............................    $      37,262      $     61,526     $           -      $     98,788
     Research and development revenue................       2,587                 -                 -             2,587
     Royalties.......................................         470                 -                 -               470
                                                     ------------      ------------     -------------      ------------
         Total revenues..............................      40,319            61,526                 -           101,845

COST OF REVENUES.....................................      24,820            45,774                 -            70,594
                                                     ------------      ------------     -------------      ------------
GROSS PROFIT.........................................      15,499            15,752                 -            31,251
OPERATING EXPENSES
     Research and development........................       5,869             2,608                 -             8,477
     Sales and marketing.............................       1,608             3,765                 -             5,373
     General and administrative......................       6,259             2,902                 -             9,161
     Amortization of goodwill and other intangible
       assets                                                   -                 -            28,169 (b)        28,169
                                                     ------------      ------------     -------------      ------------
         Total operating expenses....................      13,736             9,275            28,169            51,180
                                                     ------------      ------------     -------------      ------------
OPERATING INCOME (LOSS)..............................       1,763             6,477           (28,169)          (19,929)
Interest and other income (expense), net.............         562              (265)           (1,300)(c)        (1,003)
                                                     ------------      ------------     -------------      ------------
Net income (loss) before income taxes................       2,325             6,212           (29,469)          (20,932)
Income tax expense (benefit).........................                                           1,965 (d)
                                                            1,367                 -            (6,593)(e)        (3,261)
                                                     ------------      ------------     -------------      ------------
NET INCOME (LOSS)................................... $        958      $      6,212     $     (24,841)     $    (17,671)
                                                     ============      ============     =============      ============
     Earnings (loss) per share - basic.............. $       0.09                                          $      (1.50)
     Earnings (loss) per share - diluted............ $       0.07                                          $      (1.50)
Weighted average shares used to calculate
     earnings (loss) per share amounts
     Basic...........................................      10,725                               1,073(f)         11,798
     Diluted.........................................      13,349                               1,073(f)         11,798

-------------
(1) Represents actual results of operations for SmartDisk for the year ended December 31, 1999.

(2) Represents the actual results of operations for VST, which we acquired on March 6, 2000, for the year ended December 31, 1999.

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

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1.       UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

         The pro forma combined condensed balance sheet gives effect to the acquisition as if it had occurred on December 31, 1999.

         On March 6, 2000, SmartDisk Corporation acquired all the outstanding shares of VST stock in exchange for approximately 1.073 million shares of SmartDisk common stock and approximately $16.4 million in cash. In addition, SmartDisk issued options to purchase a total of approximately 443,000 shares of SmartDisk common stock in exchange for all issued and outstanding VST options. The following adjustment has been reflected in the unaudited pro forma combined condensed balance sheet.

(a) To reflect cash, common stock and options issued to the shareholders of VST, and applicable purchase accounting entries, including the elimination of VST's common stock, capital in excess of par value and retained earnings. The Company also recorded additional goodwill and a deferred income tax liability associated with separately identified intangible assets.

         Under purchase accounting, the total purchase price of the acquisition was allocated to VST's assets and liabilities based on their relative fair values as of the date of the closing of the acquisition, pending final determination of certain acquired balances. The amounts and components of the purchase price along with the allocation of the purchase price to net assets acquired are presented below (in thousands).

                                 PURCHASE PRICE

           Cash................................................     $ 16,434
           Common stock........................................            1
           Capital in excess of par............................       49,299
           Value of SmartDisk options issued...................       19,792
           Transaction costs...................................        2,975
                                                                    --------
           Total purchase price................................     $ 88,501
                                                                    ========

                               NET ASSETS ACQUIRED

           Book value of net tangible assets of VST............     $  9,551
           Intangible assets:
               Non-compete agreements..........................       21,300
               Distribution channels...........................        4,900
               VST trade name..................................        4,800
               Patents.........................................        2,200
               Workforce in place..............................        1,000
           Deferred income taxes...............................      (13,680)
           Goodwill............................................       58,430
                                                                    --------
           Net assets acquired.................................     $ 88,501
                                                                    ========

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

NOTE 2.    UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

         The pro forma combined condensed statement of operations gives effect to the acquisition as if it had occurred on January 1, 1999.

(b) Adjustment to reflect the amortization of goodwill and other intangible assets resulting from the allocation of purchase price. The pro forma adjustment assumes goodwill and other intangible assets will be amortized on a straight-line basis over the following lives. Historical amortization of goodwill and other intangible assets for SmartDisk has been included in general and administrative expenses.

              Intangible assets:
                    Non-compete agreements                               2 years
                    Distribution channels                                2 years
                    VST trade name                                       2 years
                    Patents                                              3 years
                    Workforce in place                                   4 years
              Goodwill                                                   5 years

(c) To reflect an increase in interest expense assuming we borrowed the approximately $16.4 million cash paid to VST security holders at SmartDisk's effective borrowing rate of 8.5% on January 1, 1999 until the date of our IPO at which time we would have paid down the debt. The resulting decrease in cash proceeds would correspondingly decrease interest income associated with cash, cash equivalents and short-term investments.

(d) To reflect income tax expense at a rate of approximately 40% on income earned by VST less pro forma interest expense.

(e) To reflect an income tax benefit at a rate of approximately 40% on amortization expense on separately identified intangible assets.

(f)      To reflect the shares issued as consideration for the acquisition.

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